EXHIBIT 23-2



                      CONSENT OF ERNST & YOUNG LLP



We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-40824, 33-69420 and 33-61784); Form S-4 No. 33-61992); and Form S-8 Nos. 33-67430,
33-67432, 33-67324, 33-51331, 33-51885, 33-52025, 33-54511 and
33-54519) of Frontier Corporation and in the related Prospectuses of our report dated January 4, 1995, with respect to the consolidated financial statements of American Sharecom, Inc. included in this Current Report (Form 8-K) filed on February 13, 1995 with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP


                              ERNST & YOUNG LLP


Minneapolis, Minnesota
February 10, 1995